EXHIBIT 4.1


                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA

NUMBER                                                                    SHARES

                                                         CUSIP NO. 34545U  10  4

                                 FOREFRONT, INC.

                  AUTHORIZED COMMON STOCK:  200,000,000 SHARES
                               PAR VALUE:  $0.001


This  Certifies  that


Is  The  Record  Holder  Of

Shares  of  FOREFRONT,  INC.  Common  Stock

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



--------------------------                            --------------------------
                 SECRETARY                                             PRESIDENT


If  applicable  restricted  legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
Countersigned  &  Registered
Nevada  Agency  and  Trust  Company
50 West Liberty Street, Reno, Nevada 89501       By:
                                                    ----------------------------


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